THIS NOTE HAS NOT BEEN REGISTERED PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR PURSUANT TO THE SECURITIES LAWS OF ANY STATE.  ACCORDINGLY, THIS NOTE MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED (1) EXCEPT IN ACCORDANCE WITH AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR (2) UNLESS THIS NOTE IS REGISTERED UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

MGE POWER WEST CAMPUS, LLC

$20,000,000 5.19% SENIOR SECURED NOTE, SERIES B, DUE SEPTEMBER 25, 2033

No. RB- 1
PPN: _______

October 27, 2005

MGE POWER WEST CAMPUS, LLC, a Wisconsin limited liability company (the “Issuer”), for value received, hereby promises to pay to Allstate Life Insurance Company or registered assigns the principal sum of Twenty Million Dollars ($20,000,000.00) on September 25, 2033, and to pay interest on the unpaid principal balance thereof from the date of this Note at the rate of 5.19% per annum, on the 25th day of each month of each year, commencing on November 25, 2005, until the principal amount hereof shall become due and payable and to pay on demand interest on any overdue principal, including any overdue prepayment of principal, and (to the extent permitted by applicable law) on any Make-Whole Amount or overdue installment of interest, at a rate of interest per annum equal to the Default Rate.  Interest shall be computed on the basis of a 360-day year of twelve 30-day months; it being agreed that the initial interest period shall be from the date hereof to November 25, 2005.

Payments of principal, Make-Whole Amount, if any, or other amounts due hereon, and interest shall be made in any coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts in installments in such manner and at such place as provided in Section 4.5 of the Indenture (as hereinafter defined).

This Note is one of an issue of Senior Secured Notes of the Issuer issued under the Trust Indenture of the Issuer (said indenture, together with all agreements and indentures supplemental thereto being herein called the “Indenture”) dated as of September 30, 2003, with J.P. Morgan Trust Company, National Association (f/k/a Bank One Trust Company, N.A.), as Trustee, and is entitled to the benefits thereof.  Capitalized terms used herein shall have the meanings assigned thereto in the Indenture unless herein defined or the context shall otherwise require.  The provisions of this Note are subject to the Indenture.  Reference is hereby made to the Indenture for a description of certain rights, obligations and duties of the parties thereto and for the meanings assigned to terms used and not defined in this Note.  As provided in the Indenture, this Note is subject to optional prepayment.  The Issuer agrees to make required prepayments on account of this Note in accordance with the prepayment schedule attached to this Note and in accordance with the provisions of the Indenture.  This Note is secured as contemplated by the Indenture and the Note Purchase Agreement dated as of September 30, 2003, between the Issuer and each Purchaser listed on Schedule A attached thereto, as amended, supplemented or otherwise modified from time to time.

This Note is a registered Note and is transferable only by surrender thereof at the agency of the Issuer maintained pursuant to Section 7.7 of the Indenture, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of this Note or its attorney duly authorized in writing.

Following any partial prepayment of this Note, this Note shall, prior to any transfer hereof, be (a) made available to the Trustee for notation on the prepayment schedule attached hereto of the amount of principal so prepaid or, (b) at the option of the holder hereof and in lieu of the alternative in the foregoing clause (a), held by the holder who shall make a notation of such schedule of the amount of principal so prepaid; provided that the failure of the holder to make such notation shall not affect the rights or obligations of the Issuer.  In case the entire principal amount on this Note is prepaid or paid, this Note shall, upon Written Request therefor by the Issuer, be surrendered promptly at the agency of the Issuer maintained pursuant to Section 7.7 of the Indenture, for cancellation.

In any case where the date of maturity of any interest, Make-Whole Amount, or other amount due hereon, or principal owed with respect to this Note or the date fixed for any prepayment (in whole or in part) of this Note will not be a Business Day, then payment of such interest, Make-Whole Amount, or other amount due hereon, or principal need not be made on such date but may be made on the next succeeding Business Day with the same force and effect as if made on the date of maturity or the date fixed for such prepayment.

Under certain circumstances, as specified in the Indenture, the principal of this Note (together with interest accrued thereon and any Make-Whole Amount) may be declared due and payable in the manner and with the effect provided in the Indenture.

This Note and the Indenture (including but not limited to, the validity and enforceability hereof and thereof) shall be governed by, and construed in accordance with, the laws of the State of New York other than conflict of law rules thereof that would require the application of the laws of a jurisdiction other than the State of New York.

[Signature Page Follows]

MGE POWER WEST CAMPUS, LLC

By /s/ Gary J. Wolter

Manager

MGE POWER WEST CAMPUS, LLC

By /s/ Jeffrey C. Newman

Manager

AUTHENTICATION OF TRUSTEE

This is one of the Notes described in the Indenture referred to herein.

J.P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By /s/ Janice Ott Rotunno

Vice President

PREPAYMENT SCHEDULE TO NOTE NO. RB-1

In addition to paying the entire outstanding principal amount of, and the interest due on, this Note on September 25, 2033, the maturity date hereof, the Issuer agrees to prepay, and there shall become due and payable, principal amounts of this Note on the 25th day of each month, in each year, beginning on November 25, 2013 as set forth on the schedule attached hereto.

PREPAYMENT SCHEDULE

See Attached.

ASSIGNMENT FORM

To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint

to transfer this Note on the books of the Issuer.  The agent may substitute another to act for him.

Date:

Your Signature:

(Sign exactly as your name appears on the face of this Note)

Signature Guarantee:

CH2\ 1309553.4